UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012

THQ INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Departure of Named Executive Officer

THQ Inc. (the "Company") terminated the employment of Danny Bilson, a named executive officer of the Company, effective June 1, 2012. In conjunction with Mr. Bilson's termination, he will receive severance benefits under his Severance Agreement, as defined and further described in the Company's Definitive Proxy Statement on Schedule 14A filed June 30, 2011.

(c)    Appointment of President
Effective May 25, 2012, the Board of Directors of the Company appointed Jason Rubin the Company's President.
Mr. Rubin, age 42, brings 20 years of experience in the video game industry. From 2009 to 2012, Mr. Rubin served as Chief Executive Officer of Monkey Gods, a game developer of casual, console and PC games, which he co-founded in 2009. Mr. Rubin serves as President of Morgan Rose, LLC, which he formed in 2005 to pursue various entertainment ventures, including two comic book mini-series. From 2006 to 2007, Mr. Rubin served as Chief Executive Officer of Flektor, Inc., which he co-founded in 2006. Flektor, the creator of an online media mash-up tool, was acquired in 2007 by Fox Interactive Media. In 1985, Mr. Rubin co-founded and served as co-President of Naughty Dog, Inc., one of the industry's most successful and critically acclaimed game developers, which was acquired by Sony Computer Entertainment America in 2001. Mr. Rubin led the Naughty Dog team until 2004. Mr. Rubin also serves as an angel investor to a startup named elarm, which was formed in 2011 by the core team behind Flektor.
There is no information that is required to be disclosed with respect to Mr. Rubin pursuant to Item 404(a) or Item 401(d) of Regulation S-K.
In connection with the appointment of Mr. Rubin as President of the Company, the Company and Mr. Rubin entered into an employment agreement (the “Rubin Employment Agreement”) on May 25, 2012. The Rubin Employment Agreement provides that the Company will employ Mr. Rubin as President for an initial term ending on May 25, 2016 unless sooner terminated by Mr. Rubin or the Company pursuant to the terms of the Rubin Employment Agreement. Mr. Rubin will receive an initial annual base salary of $300,000, subject to annual increase (but not decrease) and is eligible for an annual bonus, with a target bonus opportunity under the Company's pay-for-performance plan equal to 80% of his base salary.

Additionally, in connection with his commencement of employment, Mr. Rubin received a restricted stock unit award (the “RSU Award”) and a stock option award (the “Option Award”) in each case covering 950,000 shares of the Company's common stock. The RSU Award will vest in two equal installments based on the achievement of certain stock price performance goals that must be met prior to the fourth anniversary of this award. The first half of these awards will vest on the first date that the Company's common stock equals or exceeds $2.00 per share for ten consecutive trading days, and the second half of these awards will vest on the first date that the Company's common stock equals or exceeds $3.00 per share for ten consecutive trading days. The Option Award has a per share exercise price equal to $0.6104, the closing price of the Company's common stock on May 25, 2012. The Option Award vests in three equal annual installments on the anniversary of the grant date subject to Mr. Rubin's continued employment through each such vesting date. Mr. Rubin also received an additional stock option award of 3,071,756 options to purchase the Company's common stock, also with an exercise price of $0.6104 (the “Matching Award”). The Matching Award will vest in full on the first date prior to March 31, 2013 that Mr. Rubin alone, or together with Jason Kay, the Company's Chief Strategy Officer, consummates the purchase of Company common stock having a value at the time of purchase of at least $1,500,000 in the aggregate. In addition to the RSU Award, the Option Award and the Matching Award, Mr. Rubin may be eligible for additional equity awards as determined by the Compensation Committee of the Board of Directors of the Company.

In the event that Mr. Rubin's employment is terminated by the Company without Cause or by Mr. Rubin for Good Reason (both terms as defined in the Rubin Employment Agreement), in either case prior to or more than two years following a change in control, Mr. Rubin will receive the following severance benefits, subject to his execution of a general release: (1) a lump sum payment equal to the sum of (i) one times Mr. Rubin's annual base salary then in effect; (ii) one times Mr. Rubin's bonus in respect of the fiscal year immediately preceding the fiscal year in which the date of termination occurs; and (iii) any accrued but unpaid bonus for the fiscal year ended immediately prior to the fiscal year in which the date of termination occurs;

(2) payment by the Company of COBRA coverage premiums for a period of up to 12 months; and (3) immediate vesting of all stock options, stock appreciation rights, restricted stock and restricted stock units that would have vested during the eighteen (18) months following the date of termination.

In the event that Mr. Rubin's employment is terminated by the Company without Cause or by Mr. Rubin for Good Reason, in either case within two years following a change in control, Mr. Rubin will receive the following severance benefits, subject to his execution of a general release: (1) a lump sum payment equal to the sum of (i) one and one-half times Mr. Rubin's annual base salary then in effect; (ii) one times Mr. Rubin's target bonus amount then in effect; (iii) a pro-rated portion of Mr. Rubin's target bonus determined by the number of days worked in the year of termination; and (iv) any accrued but unpaid bonus for the fiscal year ended immediately prior to the fiscal year in which the date of termination occurs; (2) medical, accident, disability and life insurance coverage for a period of 12 months for Mr. Rubin and his dependents; (3) immediate vesting of all stock options, stock appreciation rights, restricted stock and restricted stock units; and (4) immediate vesting of Mr. Rubin's rights in all other employee benefit and compensation plans.

Additionally, in the event of a change in control that occurs after March 31, 2013 following which the Company's common stock ceases to be traded on a national securities exchange, any equity held by Mr. Rubin will immediately vest upon such change in control.
The above summary of the material terms of the Rubin Employment Agreement are not complete statements of the parties' rights and obligations with respect to the Rubin Employment Agreement and are qualified in their entirety by reference to the Rubin Employment Agreement.

(e)    Amendment to Employment Contract

On May 31, 2012, the Company and Brian J. Farrell, the Company's Chief Executive Officer, entered into an amendment (the “Amendment”) to the Second Amended and Restated Employment Agreement, dated as of December 31, 2008, as amended by Amendment No. 1 dated January 31, 2012, by and between the Company and Mr. Farrell (the “Farrell Employment Agreement”). The Amendment provides (i) that Mr. Farrell consents to the employment by the Company of Jason Rubin as President of the Company, (ii) that Mr. Farrell shall retain the title, position and responsibilities of Chief Executive Officer of the Company along with his current terms of compensation and benefits, and (iii) confirms that the foregoing does not constitute “Good Reason” under Section 7.4(a) of the Farrell Employment Agreement.

The above summary of the material terms of the Amendment are not complete statements of the parties' rights and obligations with respect to the Amendment and are qualified in their entirety by reference to the Amendment.

Section 9 — Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	10.1	Employment Agreement between the Company and Jason Rubin dated May 25, 2012.
	10.2	Amendment No. 2, dated as of May 31, 2012, to the Second Amended and Restated Employment Agreement dated as of December 31, 2008, as amended, by and between the Company and Brian J. Farrell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: June 1, 2012		Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs

INDEX TO EXHIBITS

(d)	Exhibits
	Exhibit Number	Description
	10.1	Employment Agreement between the Company and Jason Rubin dated May 25, 2012.
	10.2	Amendment No. 2, dated as of May 31, 2012, to the Second Amended and Restated Employment Agreement dated as of December 31, 2008, as amended, by and between the Company and Brian J. Farrell.